UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

AMERICAN RENAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-170376	04-3477845
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

66 Cherry Hill Drive Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

(978) 922-3080

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition

The information contained in Item 7.01 of this Current Report on Form 8-K is furnished pursuant to this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

Financial and Operating Information

The following are preliminary estimates of the financial metrics and other data listed below for the quarter and year ended December 31, 2010:

Revenue for the quarter ended December 31, 2010 is expected to be between $81.0 million and $83.0 million, an increase of 16% to 19% as compared to $69.9 million for the quarter ended December 31, 2009. Revenue for the year ended December 31, 2010 is expected to be between $304.0 million and $306.0 million, an increase of 15% to 16% as compared to $263.0 million for the year ended December 31, 2009. The estimated increase in revenue for each period is primarily due to treatment growth.

Adjusted EBITDA for the quarter ended December 31, 2010 is expected to be between $13.0 million and $14.0 million, an increase of 8% to 17% as compared to $12.0 million for the quarter ended December 31, 2009. We calculated our Adjusted EBITDA estimate for the quarter ended December 31, 2010 based on our estimated income from operations of between $14.0 million and $15.0 million, plus estimated depreciation and amortization between $4.0 million and $5.0 million, estimated stock-based compensation of approximately $1.0 million, estimated management fees of $0.2 million and estimated merger expenses of $1.0 million, less estimated net income attributable to noncontrolling interests between $7.0 million and $8.0 million. Adjusted EBITDA for the year ended December 31, 2010 is expected to be between $51.0 million and $52.0 million, an increase of 12% to 15% as compared to $45.3 million for the year ended December 31, 2009. We calculated our Adjusted EBITDA estimate for the year ended December 31, 2010 based on our estimated income from operations of between $34.0 million and $35.0 million, plus estimated depreciation and amortization between $15.0 million and $16.0 million, estimated stock-based compensation of $6.0 million, estimated management fees of $0.5 million and estimated merger expenses of $23.0 million, less estimated net income attributable to noncontrolling interests between $27.0 million and $28.0 million. The estimated increase in Adjusted EBITDA is primarily due to the increase in revenues described above, as well as improved cost efficiencies.

For the year ended December 31, 2010, the number of patients we had was 6,628, an increase of 23% as compared to 5,405 patients for the year ended December 31, 2009, and our number of treatments was 870,752, an increase of 17% as compared to the 745,812 treatments for the year ended December 31, 2009. As at December 31, 2010, our number of clinics was 93, an increase of 12.0% as compared to 83 clinics as at December 31, 2009. For the quarter ended December 31, 2010, the number of our treatments was 238,196, an increase of 20% as compared to the 198,987 treatments for the year ended December 31, 2009.

Our consolidated financial and operating data for the quarter and year ended December 31, 2010 presented above are preliminary, based upon our estimates and subject to completion of our financial closing procedures. These data have been prepared by and are the responsibility of management. Our independent certified public accounting firm, Grant Thornton LLP, has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance with respect to these data. This summary is not a comprehensive statement of our financial results for these periods and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

The information furnished under Items 2.02 and 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. The information furnished under Items 2.02 and 7.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA.

Our use of Adjusted EBITDA has certain limitations because it does not reflect all items of income and expense that affect our operations; these and other limitations are described in “Summary Historical and Pro Forma Consolidated Financial and Other information” in our filing on Form S-4 (file number 333-170376). We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We have provided a range for the preliminary results described above primarily because our financial closing procedures for the quarter and year ended December 31, 2010 are not yet complete and, as a result, we expect that our final results upon completion of our closing procedures will vary from our preliminary estimates within the ranges as described above.

Corporate Name Change

Effective February 24, 2011, the name of C.P. Atlas Holdings, Inc., the indirect parent corporation of the Company, was changed to “American Renal Holdings Company, Inc.”, and the name of C.P. Atlas Intermediate Holdings, LLC, the direct parent company of the Company, was changed to “American Renal Holdings Intermediate Company, LLC.”

Proposed Senior Notes Offering of American Renal Holdings Company, Inc.

American Renal Holdings Company, Inc. (“Holdings”), the indirect parent corporation of the Company, is proposing to offer in a private placement $125 million in aggregate principal amount of Senior PIK Toggle Notes due 2016 (the “Notes Offering”). The Senior PIK Toggle Notes (the “Notes”) being offered by Holdings in the Notes Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

The net proceeds of the Notes Offering, together with cash and cash equivalents held by Holdings are intended to be used to pay a dividend to Holdings’ stockholders and to pay certain costs and expenses related to the Notes Offering.

This does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from expectations include, among others, the following: our ability to successfully implement our business strategies; our ability to successfully develop future de novo clinics or to integrate future acquisitions; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels, and potential federal or state reform of healthcare; our ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the availability of capital to fund our corporate growth strategy; potential lawsuits or other claims asserted against us; our ability to maintain or increase patient membership and control costs of our managed healthcare plans; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third-party payors; changes in general economic conditions; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; and dependence on our senior management team and local management personnel. The Company cautions that the foregoing list of important factors may not contain all of the material factors that are important to investors. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2011	AMERICAN RENAL HOLDINGS INC.

	By:	/s/ Michael R. Costa
Michael R. Costa
Vice President, General Counsel and Secretary